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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 33-43242, No. 33-49856, No. 33-76910 and No. 33-80456 of Healthsource, Inc. and
Subsidiaries on Form S-8 of our report dated May 12, 1995, with respect to the statements of financial condition of Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations as of December 31, 1994 and 1993 and the related statements of income, owners' equity, and cash flows for the year ended December 31, 1994.


                                        /s/ Ernst  & Young LLP
                                        ----------------------
                                        ERNST & YOUNG LLP

Chattanooga, Tennessee
June 9, 1995